UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2015

Date of Report

(Date of earliest event reported)

INSYNERGY PRODUCTS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-54892 (Commission File Number)	27-1781753 (IRS Employer Identification No.)
4705 Laurel Canyon Blvd., Suite 205, Studio City, California (Address of principal executive offices)		91607 (Zip code)

Registrant’s telephone number, including area code:  818-760-1644

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Special Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events or operating results are forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On August 13, 2015, the Company signed a binding Letter of Intent with Ross Sklar, an individual, whereby the Company will acquire licenses to a variety of products owned and/or licensed by Mr. Sklar.  Pursuant to the terms of the Letter of Intent, the Company appointed Mr. Sklar as a member of its Board of Directors (“Board”) on August 13, 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Sklar was appointed to fill a vacancy on our Board pursuant to the terms of the above identified Letter of Intent.  Mr. Sklar is 40 years old and is the founder and current Chief Executive Officer of The Starco Group, located in Los Angeles, California.  The Starco Group is a coating and adhesive aerosol producer and one of only two companies in the U.S. that produces aerosols and janitor and food service chemicals all under one roof .  For over 15 years Mr. Sklar has developed technology in the chemical, coatings, oil and gas, construction and consumer markets.  He holds a Bachelor’s degree in Political Science with a minor in Economics from the University of Manitoba.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On August 13, 2015 a majority of the Board authorized an amendment to Article III Board of Directors, Section 2 of the Company’s Bylaws increasing the number of directors from 3 to 4.  The amended bylaws are included as an exhibit to this Current Report.

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Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

3 (ii)	By-laws of Insynergy Products, Inc., as amended August 13, 21015
10.1	Binding Letter of Intent with Ross Sklar, dated August 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:August 20, 2015	INSYNERGY PRODUCTS, INC. By: /s/ Sanford Lang Sanford Lang Chairman and CEO

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